Exhibit 3

FOR IMMEDIATE RELEASE	10 JANUARY 2014

WPP PLC (“WPP”)

Notification of Preliminary Results

WPP will be announcing its Preliminary Statement for the year ended 31 December 2013 on Thursday, February 27th 2014.

Contact:

Feona McEwan, WPP London

+ 44(0) 207 408 2204